Exhibit 10.11

Sixth Amendment to
Master Video Lottery Terminal Contract

This Sixth Amendment to Master Video Lottery Terminal Contract (this “Sixth Amendment”) is made and entered into on this 3rd day of May, 2017, by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island, with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”) and UTGR, Inc., a Delaware corporation with its principal office located at 100 Twin River Road Lincoln, Rhode Island 02865 (“UTGR”), and amends that certain Master Video Lottery Terminal Contract by and between the Division and UTGR dated as of July 18, 2005, as amended by that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated November 4, 2010 (the “First Amendment”), that certain Second Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated May 3, 2012 (the “Second Amendment”), that certain Third Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated September 18, 2012 (the “Third Amendment”), that certain Fourth Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated July 1, 2014 (the “Fourth Amendment”) and that certain Fifth Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated May 2, 2017 (the “Fifth Amendment”), as so amended and referred to herein as the “Master Contract” or “UTGR Master Contract.”). The Division and UTGR are referred to herein collectively as the “Parties,” and individually, as a “Party.” This Sixth Amendment shall take effect upon the date first set forth above.

WITNESSETH:

WHEREAS, the Division and UTGR entered into the Master Contract, which Master Contract has been previously amended as indicated above;

WHEREAS, during the 2016 Legislative Session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2016 – S 2081 Substitute A and 2016 – H 7228 Substitute A, identical bills, both of which are entitled “An Act Relating to Sports, Racing, and Athletics – Authorizing State-Operated Gaming at a Facility in Tiverton,” and both of which were signed by the Governor of Rhode Island on March 4, 2016 (the “2016 Gaming Act”); and

WHEREAS, Section 11 of the 2016 Gaming Act authorized and directed the Division to enter into with UTGR an amendment to the Master Contract to effectuate the purposes of the 2016 Gaming Act, and and described that amendment as the “Fifth Amendment” to the Master Contract; and

WHEREAS, as set forth in the first paragraph above, a Fifth Amendment was previously entered into by the Parties effective May 2, 2017 and therefore Section 11 of the 2016 Gaming Act should have authorized a “Sixth Amendment” to the Master Contract as opposed to a “Fifth Amendment” to the Master Contract.

WHEREAS, the amendments to the Master Contract called for by Section 11 of the 2016 Gaming Act are set forth in this Sixth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, UTGR and the Division hereby agree as follows:

1.	Definitions and Interpretation.

1.1	References to the “Agreement” contained in this Sixth Amendment shall mean the UTGR Master Contract, as defined above.

1.2	The Parties hereby acknowledge and agree that all references in the Agreement, as amended by this Sixth Amendment, to “Table Games” shall have the meaning given the term in Rhode Island General Laws §42-61.2-1(11) and as operated by the Division on the date hereof.

1.3	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Sixth Amendment, to “Authorized Machines” shall be interpreted to mean Additional Authorized VLTs together with Existing Authorized VLTs, as those terms are defined in the Agreement.

1.4	The Parties further acknowledge and agree that all references in the Agreement, as amended by this Sixth Amendment, to “Twin River-Tiverton” shall be interpreted to mean Twin River-Tiverton LLC, a Delaware Limited Liability Company, being the successor to Newport Grand, LLC. Pursuant to that certain Assignment and Assumption of Master Video Lottery Terminal Contract (“Assignment”) entered into by and between Newport Grand, L.L.C., a Rhode Island limited liability company and Premier Entertainment II, LLC, a Delaware limited liability company (and, for the sole purposes of Section 10 thereof, the Division of Lotteries) dated July 14, 2015 Newport Grand, L.L.C. assigned to Premier Entertainment II, LLC all of its right, title and interest in and to the Master Video Lottery Terminal Contract dated November 23, 2005, as amended and/or extended from time to time, by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island and Premier Entertainment II, LLC d/b/a Newport Grand, a Delaware limited liability company. All references in the Agreement, as amended by this Sixth Amendment, to “Twin River-Tiverton” shall include its permitted successors and assigns under said Master Video Lottery Terminal Contract.

1.5	Any capitalized terms used in this Sixth Amendment but not defined herein shall have the meaning as defined in the Agreement and/or applicable law, including but not limited to the 2016 Gaming Act.

2.	Extension of Term.

2.1	Pursuant to Section 2.5 of the Agreement, UTGR had the right to, and did, properly exercise its option to extend the term of the Agreement for the First Extension Term and the Second Extension Term, which Second Extension Term commenced on July 18, 2015 and shall continue through and include July 17, 2020.

2

2.2	Pursuant to and in accordance with Section 11(a) of the 2016 Gaming Act, UTGR shall have the right and option to further extend the term of the Agreement, as amended by this Sixth Amendment, for two (2) additional terms of five (5) years each (the “Extension Terms”). The first of the two (2) Extension Terms would commence on July 18, 2020, and continue until July 17, 2025, and the second of the Extension Terms would commence on July 18, 2025, and continue until July 17, 2030; provided, however, the exercise of the option to extend for each of the Extension Terms shall be subject to the terms and conditions of Section 2.5 of the Agreement, as that section has been amended and may hereafter be amended from time to time.

3.	Allocation of Video Lottery Net Terminal Income and Net Table Game Revenue.

3.1	Pursuant to and in accordance with Section 11(b) of the 2016 Gaming Act, the Parties agree that the Agreement is hereby amended by replacing the current title of Section 3 of the Agreement i.e. “Allocation of Video Lottery Net-Terminal Income” with the title “Allocation of Video Lottery Net Terminal Income and Net Table-Game Revenue to UTGR” and by adding the following new Section 3.6:

“3.6    Beginning on the date that a facility in the town of Tiverton, Rhode Island owned by Twin River-Tiverton offers patrons Video Lottery Games and Table Games, UTGR shall be entitled to receive 83.5% of the net table-game revenue generated at “Twin River” (as defined in Section 1.2 of the First Amendment).”

3.2	Pursuant to and in accordance with Sections 11(c) and (d) of the 2016 Gaming Act, the Parties agree that the Agreement is hereby amended by adding the following new Section 3A:

“3A.   Allocation of Video Lottery Net Terminal Income and Net Table-Game Revenue to the town of Lincoln, Rhode Island

3A.l     With respect to the Authorized Machines, the town of Lincoln, Rhode Island shall continue to receive 1.45% of the Net Terminal Income from the Authorized Machines at Twin River, as it has been receiving since July 1, 2013.

3A.2    In addition to the amount set forth in Section 3A.1, beginning on the date that a facility in the town of Tiverton, Rhode Island owned by Twin River-Tiverton offers patrons Video Lottery Games and Table Games, the town of Lincoln, Rhode Island shall be entitled to receive 1% of the net table-game revenue generated at Twin River; provided however, that beginning with the first State fiscal year that such Tiverton facility offers patrons Video Lottery Games and Table Games for all of such State fiscal year, for that State fiscal year and each subsequent State fiscal year that such Tiverton facility offers patrons Video Lottery Games and Table Games for all of such State fiscal years, if the town of Lincoln, Rhode Island has not received an aggregate of $3,000,000 in the State fiscal year from net table-game revenues and Net Terminal Income, combined, generated by Twin River, then the State shall make up such shortfall to the town of Lincoln, Rhode Island out of the State’s percentage of net table-game revenue and Net Terminal Income (so that the town of Lincoln, Rhode Island receives, after accounting for the State’s make-up of such shortfall, an aggregate of $3,000,000 from net table-game revenues and Net Terminal Income, combined, with respect to such State fiscal year); provided further, however, if in any State fiscal year either Video Lottery Games or Table Games are no longer offered at the Tiverton facility, then the State shall not be obligated to make up the shortfall referenced in this Section 3A.2 to the town of Lincoln, Rhode Island.

3

3A.3    After the date that Video Lottery Games and Table Games are offered to patrons at the Tiverton facility owned by Twin River-Tiverton, if this Agreement expires or otherwise terminates for any reason prior to the day that would have been the last day of this Agreement had all extension options been exercised and said extension terms continued until their natural expiration (the “Last Possible Day of the UTGR Master Video Lottery Terminal Contract”), then, notwithstanding such expiration or termination of this Agreement, provided: (1) Video Lottery Games and Table Games continue to be offered at Twin River; and (2) Video Lottery Games and Table Games continue to be offered at the Tiverton facility owned by Twin River-Tiverton, until the end of such Last Possible Day of the UTGR Master Video-Lottery Terminal Contract, the percentage of Net Terminal Income and the percentage of net table-game revenue allocated to the town of Lincoln, Rhode Island shall continue to be the same percentage in each case, and shall continue to be subject to the same $3,000,000 minimum annual guarantee, as set forth in Section 3A.2. If either of the aforementioned conditions (1) and (2) (or both) of this Section 3A.3 no longer applies, the aforementioned $3,000,000 minimum annual guarantee to the town of Lincoln, Rhode Island shall no longer apply. Without affecting other provisions of this Agreement that continue in effect notwithstanding the expiration or earlier termination thereof, the State and the town of Lincoln, Rhode Island agree that this Section 3A.3 shall continue in effect notwithstanding the expiration or earlier termination of this Agreement.”

4.	Miscellaneous.

4.1	Except as modified in this Sixth Amendment, all other terms of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

4.2	This Sixth Amendment contains the entire agreement by and between the Parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof.

4.3	This Sixth Amendment may be executed by the Parties hereto in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

4

IN WITNESS WHEREOF, the Parties have executed this Sixth Amendment to be signed by their duly-authorized representatives on the date first set forth above.

UTGR, INC.

By:	/s/ Craig L. Eaton
Name:	Craig L. Eaton,
Title:	Senior Vice President

DIVISION OF LOTTERIES OF THE RHODE ISLAND DEPARTMENT OF REVENUE

By:	/s/ Gerald S. Aubin
Name:	Gerald S. Aubin,
Title:	Director

PURSUANT TO SECTIONS 11(C) AND (D) OF THE 2016 GAMING ACT, THE TOWN OF LINCOLN, RHODE ISLAND IS ADDED AS A SIGNATORY TO THIS SIXTH AMENDMENT SOLELY FOR THE PURPOSE OF BEING MADE A BENEFICIARY OF SECTION 3A OF THE AGREEMENT, AS ADDED PURSUANT TO SECTION 3.2 OF THIS SIXTH AMENDMENT

THE TOWN OF LINCOLN, RHODE ISLAND

By:	/s/ T. Joseph Almond
Name:	T. Joseph Almond
Title:	Town Administrator

5